Supplementary Agreement to
The House Property Transfer Contract
Dated January 15, 2007

Party A: Tianjin Mengyang Biotechnology Co., Ltd.
Business License No.: 120223000009884
Address: Jinhai Road, Jinghai Economic Development Area, Tianjin  301600
Tel: 022-27984733

Party B: Tianjin Yayi Industrial Co., Ltd.
Business License No.: 120193000003231
Address: Unit C, 4th floor, D1 Building, Xinmao Technology Park, Huayuan
Industrial Park Area, Tianjin  300384
Tel：022-27984058

Since party A and B had signed the Plant Transfer Contract on January 15, 2007, both parties have negotiated and achieved the following agreement on the above mentioned Plant Transfer Contract on the basis of the relevant laws and regulations of the People’s Republic of China:

A. Time Limit for Transferring the House Property

Since the construction of four-stories office building was stopped during the Beijing Olympic Games under the requirement of the local government of Tianjin, and considering that the winter season is drawing near right after the end of the Olympic Games, party A and B have negotiated and agreed that the time limit for transferring the house property should be extended from September 30, 2008 to May 31, 2009. The related time limit will be subject to this Supplementary Agreement.

B. Responsibilities for Breaching

Both party A and B regard the forces which had led to the delay of the above mentioned time limit as irresistible forces. Therefore, neither party would request the other to undertake the responsibilities for breaching stated in the House Property Transfer Contract.

C. Other clauses remain the same as the above mentioned House Property Transfer Contract.

The agreement should be in duplicate, with each of party A and B holding one original copy.

The agreement is valid after both parties have stamped or signed on it。

Party A (stamp): _________________	Party B (stamp): __________________
Signature: _______________	Signature: ______________
Date: October 12, 2008	Date: October 12, 2008